Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Registration Rights Agreement”), dated as of August 4, 2020, is entered into by and among Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and each of the Persons (as defined below) party hereto on the date hereof (collectively, the “Initial Holders”). The Company and the Holders are collectively referred to herein as the “Parties”.

WHEREAS, in connection with, and in consideration of, the transactions contemplated by those certain Exchange and Support Agreements, dated as of July 6, 2020, by and among the Parties, the Initial Holders have requested, and the Company has agreed to provide, registration rights with respect to the Registrable Securities (as hereinafter defined) as set forth in this Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the Parties hereby agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Registration Rights Agreement, when used in this Registration Rights Agreement the following terms shall have the meanings indicated.

“Affiliate” means with respect to a particular Person, any Person Controlling, Controlled by, or Under Common Control with such Person, and shall also include any Related Fund of such Person.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which banks are authorized or required by Law to close in the city of Houston, Texas.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the Preamble above.

“Control” (including the correlative terms “Controlling”, “Controlled by” and “Under Common Control”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Convertible Notes” means the Company’s 9.000% Convertible Senior Secured Notes due 2025 issued pursuant to the Convertible Notes Indenture.

“Convertible Notes Indenture” means the indenture, dated as of the date hereof, between the Company, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.

“DDJ” means DDJ Capital Management, LLC, a Massachusetts limited liability company.

“End of Suspension Notice” has the meaning set forth in Section 4(c)(i) below.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder.

“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of October 2, 2017, by and between the Company and Q-GT (V) Investment Partners, LLC.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means (a) any Initial Holder until such Initial Holder ceases to own or hold any Registrable Securities; (b) any Affiliate of such Initial Holder if such Affiliate owns or holds Registrable Securities and until such Affiliate ceases to own or hold any Registrable Securities and (c) any owner or holder of Registrable Securities to whom registration rights conferred by this Registration Rights Agreement have been transferred in compliance with Section 9 below; provided, however, that a Person shall cease to be a Holder if and when (i) such Person and its Affiliates collectively own or hold Common Stock, including Convertible Notes convertible into Common Stock (whether or not such Convertible Notes are convertible at any particular time in question), representing less than 10% of the outstanding Common Stock, (ii) such Person and its Affiliates may dispose of all Registrable Securities then owned or held by such Person and its Affiliates pursuant to Rule 144 (or any successor rule) under the Securities Act without restriction (including volume and manner of sale limitations) and without the need for current public information and (iii) any legend ordinarily included on restricted securities of the Company has been removed from the certificates or book-entries evidencing any Registrable Securities then owned or held by such Person and its Affiliates, and, if the foregoing clauses (i) through (iii) have been satisfied, the Registrable Securities owned by such Person shall cease to be Registrable Securities. For the avoidance of doubt, for purposes of determination of the 10% threshold in clause (i) above, “Affiliates” shall include all clients, accounts and funds of an IM (including DDJ and MacKay) that own or hold Common Stock, including Convertible Notes convertible into Common Stock (whether or not such Convertible Notes are convertible at any particular time in question).

“IM” has the meaning set forth in Section 4(a) below.

“Indemnified Party” has the meaning set forth in Section 7(c) below.

“Indemnifying Party” has the meaning set forth in Section 7(c) below.

“Initial Holder” has the meaning set forth in the preamble above.

“Inspectors” has the meaning set forth in Section 5(j) below.

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a governmental authority.

“Lock-Up Period” has the meaning set forth in Section 4(a) below.

“Loss” and “Losses” have the meanings set forth in Section 7(a) below.

“MacKay” means MacKay Shields LLC, a Delaware limited liability company.

“Other Holders” has the meaning set forth in Section 3(c) below.

“Parties” has the meaning set forth in the Preamble above.

“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Piggyback Takedown” has the meaning set forth in Section 3(a) below.

“Records” has the meaning set forth in Section 5(j) below.

“Registrable Securities” means (i) the Common Stock of the Company held or beneficially owned by any Holder, including any Common Stock beneficially owned by such Holder’s Affiliates, and (ii) any Common Stock issuable upon the conversion of the Convertible Notes; provided, that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has become effective, or has been declared effective by the SEC, and it has been disposed of pursuant to such effective registration statement (excluding the registration statement with registration no. 333-239684), or (b) it is sold (excluding transfers or assignments by a Holder to an Affiliate) pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act.

“Registration Rights Agreement” has the meaning set forth in the Preamble above.

“Registration Statement” means any registration statement filed hereunder or in connection with a Piggyback Takedown.

“Related Fund” means, with respect to any Person, any fund, account or investment vehicle that is controlled or managed by (i) such Person, (ii) an Affiliate of such Person or (iii) the same investment manager, advisor or subadvisor that controls or manages such Person or an Affiliate of such investment manager, advisor or subadvisor.

“Requesting Holder” and “Requesting Holders” have the meanings set forth in Section 2(a) below.

“SEC” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Registration Statement” means a registration statement to permit the public resale of the Registrable Securities.

“Suspension Notice” has the meaning set forth in Section 4(c)(i) below.

“Underwriter” means in connection with a Piggyback Takedown a securities dealer which purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.

2. Shelf Registration.

(a) Filing. At any time and from time to time, one or more Holders (each such Holder, a “Requesting Holder” and, collectively, the “Requesting Holders”), may request that the Company (i) prepare and file, no later than thirty (30) days after the date of such request, a Shelf Registration Statement on such appropriate form of the SEC as shall be selected by the Company (provided, that if the Company is then eligible, it shall file such Registration Statement on Form S-3) to permit the public resale of all or any portion of the Registrable Securities requested by such Requesting Holders in accordance with the terms of the Registration Rights Agreement and (ii) shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in no event later than the date that is thirty (30) days following the filing thereof (or ninety (90) days following the filing thereof if the SEC notifies the Company that it will “review” the Shelf Registration Statement) and (iii) shall use commercially reasonable efforts to cause such Shelf Registration Statement to remain effective until the earlier of (x) the third anniversary of the date on which such Shelf Registration becomes effective or (y) the date on which there are no longer any Registrable Securities.

(b) Additional Selling Stockholders and Additional Registrable Securities.

(i) If at any time the Company proposes to register Registrable Securities for the account of the Requesting Holders pursuant to Section 2(a), then the Company shall give, or cause to be given, written notice of such proposed filing to all other Holders as soon as practicable (but in no event less than thirty (30) days before the anticipated filing date). Upon the written request of any Holder, delivered to the Company no later than the fifteenth (15th) Business Day after the Company’s notice is delivered to such Holder, to register any of its Registrable Securities, the Company will cause such Registrable Securities to be included in the Shelf Registration Statement proposed to be filed by the Company.

(ii) If a Shelf Registration Statement is effective, within ten (10) Business Days after written request therefor by a Holder of Registrable Securities, the Company shall file a prospectus supplement or current report on Form 8-K to add such Holder as a selling stockholder in such Shelf Registration Statement to the extent permitted under the rules and regulations promulgated by the SEC.

(iii) The registration rights granted pursuant to the provisions of this Section 2 shall be in addition to the registration rights granted pursuant to the provisions of Section 3.

(c) The Company shall not be obligated to file any Shelf Registration Statement pursuant to this Section 2 within 60 days after (i) the pricing of a primary underwritten offering of Common Stock by the Company or (ii) the date of effectiveness of a previous Shelf Registration Statement that is filed pursuant to this Registration Rights Agreement.

3. Piggyback Takedowns.

(a) Right to Piggyback. Whenever the Company proposes to offer any of its Common Stock pursuant to a registration statement in an underwritten offering under the Securities Act for its own account or for the account of any holder of securities of the Company, other than (i) in connection with registrations on Form S-4 or S-8 promulgated by the SEC or any successor or similar forms or (ii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (a “Piggyback Takedown”), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown, describing in reasonable detail the proposed registration (including the number and class of securities proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter of such securities and a good faith estimate by the Company of the range of offering prices of such securities; provided, that if a Holder notifies the Company in writing that it does not wish to receive notices of Piggyback Takedowns, the Company will not send such Holder any such notices. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than five (5) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than seven (7) Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 3(b) and Section 3(c) below, include in such Piggyback Takedown, as applicable, on the same terms and conditions as the securities otherwise being sold pursuant to such Piggyback Takedown, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the Company’s notice is delivered to the Holders. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown.

(b) Priority on Primary Piggyback Takedowns. If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, and the managing underwriters for a Piggyback Takedown advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the securities requested to be included in such Piggyback Takedown pursuant to the Existing Registration Rights Agreement, (iii) third, the Registrable Securities requested to be included in such Piggyback Takedown pursuant to this Registration Rights Agreement and (iv) other securities requested to be included in such Piggyback Takedown.

(c) Priority on Secondary Piggyback Takedowns. If a Piggyback Takedown is an underwritten secondary registration on behalf of holders of the Company’s securities (“Other Holders”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such registration the number which can be so sold in the following order of priority: (i) first, the securities requested to be included therein by the Other Holders initiating such registration, (ii) second, the securities requested to be included in such Piggyback Takedown pursuant to the Existing Registration Rights Agreement, (iii) third, the Registrable Securities requested to be included in such Piggyback Takedown pursuant to this Registration Rights Agreement, (iv) fourth, the securities the Company proposes to sell, and (v) fifth, other securities requested to be included in such registration.

(d) Selection of Underwriters. The Company and/or the Other Holders will have the sole right to select the investment banker(s) and manager(s) for any Piggyback Takedown.

(e) Confidentiality. Each Holder of Registrable Securities agrees that the fact that a notice pursuant to this Section 3 has been delivered shall constitute confidential information and such Holder agrees not to disclose that such notice has been delivered.

4. Holdback Agreements.

(a) Restrictions on Public Sale by Holder of Registrable Securities. In connection with any underwritten public offering of equity securities by the Company or any Holder of Registrable Securities effected pursuant to this Registration Rights Agreement, each Holder of Registrable Securities agrees, except with the written consent of the Underwriter managing such offering, not to effect any public sale or distribution of securities similar to those being registered in such underwritten public offering or of any securities convertible into or exchangeable or exercisable for such securities or hedging transactions relating to the Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning five (5) days prior to the expected date of “pricing” of such offering and continuing for a period not to exceed sixty (60) days from the date of such final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration statement) as shall be reasonably requested by the managing Underwriter(s) except as part of such registration (the “Lock-Up Period”); provided, however, that only a Holder who sells Registrable Securities in such underwritten public offering shall be subject to the foregoing restrictions and such restrictions shall only apply to any such Holder to the extent such restrictions apply on the same terms to the Company and to the other holders of the Company’s securities that are participating in such underwritten public offering. If and to the extent requested by the managing Underwriter(s), each Holder of Registrable Securities subject to the restrictions of this Section 4(a) agrees to execute an agreement to the foregoing effect with the Underwriters for such offering on such terms as the managing Underwriter(s) shall reasonably request (with such modification as reasonably requested by such managing Underwriter(s) to take into consideration then existing rules of an applicable securities exchange regarding research analyst publications). Notwithstanding the foregoing, in no event shall any Holder of Registrable Securities be restricted from effecting any public sale or distribution of securities pursuant to this Section 4(a) for more than 120 days during any twelve (12) month period. Anything in this Agreement to the contrary notwithstanding, any Holder that is an investment manager or investment advisor of an owner or holder of Registrable Securities (an “IM”) and sells Registrable Securities of such owner or holder in any underwritten public offering of securities of the Company shall not be subject to the restrictions of this Section 4(a) (and shall not be required to execute an agreement with the Underwriters of such offering) with respect to any Registrable Securities owned or held by any other owner or holder of Registrable Securities for which such IM serves as investment manager or investment advisor, in each case, that does not sell Registrable Securities in such underwritten public offering.

(b) Restrictions on Public Sale by the Company. In connection with any underwritten public offering of equity securities by any Holder of Registrable Securities effected pursuant to this Registration Rights Agreement, the Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities or hedging transactions relating to such securities, during the Lock-Up Period as shall be reasonably requested by the managing Underwriter(s) except as part of such registration as permitted hereby.

(c) Use, and Suspension of Use, of Shelf Registration Statement.

(i) If the Company has filed a Shelf Registration Statement and has included Registrable Securities therein, the Company shall be entitled to suspend (but not more than an aggregate of sixty (60) days in any twelve (12) month period), for a reasonable period of time not in excess of twenty (20) days, the offer or sale of Registrable Securities pursuant to such registration statement by any Holder of Registrable Securities if (x) the Company or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required under applicable Law if such registration statement were used (but would not be required if such registration statement were not used) and the Board determines in good faith that such disclosure would be materially detrimental to the Company or (y) the Company has experienced some other material non-public event or is in possession of material non-public information concerning the Company and the Board determines in good faith that such disclosure would be materially detrimental to the Company. In order to suspend the use of the registration statement pursuant to this Section 4(c), the Company shall promptly, upon determining to seek such suspension, deliver to the holders of Registrable Securities included in such registration statement, a certificate signed by the Chief Executive Officer of the Company stating that the Company is suspending use of such registration statement pursuant to this Section 4(c) (a “Suspension Notice”). Following the conclusion of any circumstance resulting in the suspension of a registration statement hereunder, the Company shall promptly notify each Holder in writing that it may resume use of the registration statement (an “End of Suspension Notice”).

5. Registration Procedures. In connection with its obligations under Section 2 or Section 3, the Company shall:

(a) before filing a registration statement or prospectus or any amendments or supplements thereto, furnish to all Selling Holders and to one counsel selected by the Selling Holders, copies of all such documents proposed to be filed and a reasonable opportunity to review such documents, which documents will be subject to the review of such counsel;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth in Section 2(a)(iii) and as may be necessary to (x) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement and (y) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c) furnish, at its expense and as promptly as possible, to each such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus and each supplement thereto) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

(d) notify the Selling Holders promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective under the Securities Act and each applicable state Law, (ii) of the issuance by the SEC or any other governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) of the Company’s determination that a post-effective amendment to a registration statement would be appropriate;

(e) use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to holders of its securities, as soon as reasonably practicable, an earnings statement covering the period of twelve (12) months, beginning three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(f) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable;

(g) if applicable, use commercially reasonable efforts to register or qualify such Registrable Securities as promptly as practicable under such other securities or blue sky laws of such jurisdictions as any Selling Holder or, in the case of a Piggyback Takedown, managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder or managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (g), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(h) use commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities, if any, as may be required of the Company to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;

(i) in the case of a Piggyback Takedown, enter into customary agreements (including an underwriting agreement in customary form with customary indemnification provisions) and take such other actions as are reasonably required or advisable in order to expedite or facilitate the disposition of Registrable Securities covered by such Piggyback Takedown, including providing reasonable availability of appropriate members of senior management of the Company to provide customary due diligence assistance in connection with any Piggyback Takedown and to participate in customary “road show” presentations in connection with any Piggyback Takedowns in substantially the same manner as they would in an underwritten primary registered public offering by the Company of its Common Stock, after taking into account the reasonable business requirements of the Company in determining the scheduling and duration of any road show;

(j) in the case of a Piggyback Takedown, make available for inspection by any Selling Holder, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspectors in connection with such registration statement. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such is made generally available to the public (other than by such Selling Holder). Each Selling Holder of such Registrable Securities further agrees that it will, as soon as practicable upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(k) in the case of a Piggyback Takedown, use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter(s) reasonably request(s);

(l) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

(m) use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or quoted on any inter-dealer quotation system on which similar securities issued by the Company are then quoted;

(n) if any event contemplated by Section 5(d)(iv) hereof shall occur, as promptly as practicable prepare a supplement or amendment or post-effective amendment to such registration statement or the related prospectus or any document incorporated therein by reference or promptly file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(o) in the case of an Piggyback Takedown, cooperate and assist in any filing required to be made with FINRA and in the performance of any due diligence investigation by any underwriter, including any “qualified independent underwriter,” or any Selling Holder.

Notwithstanding anything contained herein to the contrary, the Company hereby agrees that any registration effected pursuant to this Registration Rights Agreement that is a “shelf” registration pursuant to Rule 415 under the Securities Act shall contain all language (including on the prospectus cover page, the principal stockholders’ chart and the plan of distribution) as may be reasonably requested by a holder of Registrable Securities. The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required in connection with such registration. Notwithstanding anything herein to the contrary, the Company shall have the right to exclude from any offering the Registrable Securities of any Selling Holder who does not comply with the provisions of the immediately preceding sentence.

Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(iv) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(n) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies, then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

6. Registration Expenses. The Company shall pay the following fees and expenses in connection with the Company’s performance of or compliance with its obligations under this Agreement:

(a) all registration and filing fees (including with respect to filings to be made with FINRA);

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

(c) printing expenses;

(d) internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties);

(e) the fees and expenses incurred in connection with the listing on an exchange of the Registrable Securities if the Company shall choose, or be required pursuant to Section 5(m), to list such Registrable Securities;

(f) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters requested pursuant to Section 5(j) hereof);

(g) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration; and

(h) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering pursuant to Rule 2720 of the FINRA Manual.

In addition, the Company shall pay the reasonable fees and expenses of (A) not more than one counsel for the Holders that are Affiliates of DDJ in connection with one (1) Shelf Registration pursuant to Section 2 that covers Registrable Securities owned or held by such Holders, and (B) not more than one counsel for the Holders that are Affiliates of MacKay in connection with one (1) Shelf Registration pursuant to Section 2 that covers Registrable Securities owned or held by such Holders (including any amendment thereto). Except as set forth in the immediately preceding sentence and as set forth in clause (b) or (h) above, the Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or the fees and disbursements of any Underwriter.

7. Indemnification; Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless (x) each Holder and its Affiliates and their respective officers, directors, agents, partners, members, managers, stockholders and employees, and (y) each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder or any such Affiliate, from and against any and all losses, claims, damages, liabilities (joint or several), and expenses (including any legal or other expenses reasonably incurred by it in connection with investigating, defending or settling any such Loss (as defined below) (or related actions or proceedings, whether commenced or threatened) as such expenses are incurred) (each, a “Loss” and, collectively, “Losses”), that are imposed on, sustained, incurred or suffered by, or asserted against, any such Person as a result of, arising out of, related to or in connection with, directly or indirectly, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company or any of its agents of any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; except to the extent (and only to the extent) such Losses arise out of, or are based upon and in conformity with, any such untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use in any such registration statement, prospectus, amendment or supplement. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7(a).

(b) Indemnification by Holder of Registrable Securities. Each Selling Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, agents and employees of the Company and each such controlling Person, from and against any and all Losses that are imposed on, sustained, incurred or suffered by, or asserted against, any such Person as a result of, arising out of, related to or in connection with, directly or indirectly, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent (and only to the extent) such Losses arise out of, or are based upon and in conformity with, any such untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for use in any such registration statement, prospectus, amendment or supplement. The obligation to indemnify and hold harmless under this Section 7(b) will be individual and several to each Selling Holder and a Selling Holder’s aggregate liability under this Registration Rights Agreement with respect to Losses shall be limited to an amount equal to the aggregate cash and property received (after deducting the underwriter’s discount and expenses) by such Selling Holder pursuant to the sale of Registrable Securities covered by such registration statement or prospectus.

(c) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person entitled to indemnification under Section 7(a) or 7(b) above (an “Indemnified Party”) in respect of which indemnity may be sought from any Person who has agreed to provide such indemnification under Section 7(a) or 7(b) above (an “Indemnifying Party”), the Indemnified Party shall give prompt written notice to the Indemnifying Party and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable expenses of such defense. Such Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party fails promptly to assume the defense of such action or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and Indemnifying Party (or an Affiliate of the Indemnifying Party), and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Indemnifying Party, or there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party). Notwithstanding the foregoing, the Indemnifying Party shall not, in connection with any such action or proceeding or separate but substantially similar related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable at any time for the fees and expenses of more than one separate firm of attorneys (together in each case with appropriate local counsel) for all Indemnified Parties involved in such actions or proceedings. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Party from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. The Indemnifying Party shall not consent to entry of any judgment or enter into any settlement, unless (x) such judgment or settlement includes an unconditional release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such action or proceeding, (y) such judgment or settlement provides solely for the payment of money and does not impose any injunctive or other equitable relief against the Indemnified Party nor require any admission or acknowledgement of liability or fault of the Indemnified Party and (z) the Indemnifying Party agrees in writing to pay such judgment and settlement in full.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable to the Indemnified Parties in respect of any Losses referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Parties as a result of such Losses as between the Company on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Person, and such Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by any method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were sold to the public (less any underwriting discounts or commissions) exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Participation in Piggyback Takedown. No Holder may participate in any Piggyback Takedown hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Person entitled hereunder to approve such arrangements, but subject to the other terms of this Registration Rights Agreement (including Section 4(a)) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Registration Rights Agreement.

9. Transfers of Registration Rights. The provisions hereof will inure to the benefit of and be binding upon the successors and assigns of each of the Parties. Any Holder may freely assign its rights hereunder in connection with any sale, transfer, assignment, or other conveyance of Registrable Securities to any transferee, provided that any such transferee shall not be entitled to rights pursuant to Section 2 or 3 hereof unless such transferee of registration rights hereunder agrees to be bound by the terms and conditions hereof and executes and delivers to the Company an acknowledgment and agreement to such effect.

10. Rule 144 and Rule 144A; Other Exemptions. With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 and Rule 144A promulgated under the Securities Act and other rules and regulations of the SEC that may at any time permit a Holder of Registrable Securities to sell securities of the Company to the public without registration, the Company agrees that it will use commercially reasonable efforts to (i) file in a timely manner all reports and other documents required, if any, to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder and (ii) make available information necessary to comply with Rule 144 and Rule 144A, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 and Rule 144A promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rules may be amended from time to time or (y) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

11. Entire Agreement. The foregoing provisions of this Registration Rights Agreement contain the entire understanding of the Parties respecting the subject matter hereof and supersede all prior agreements, discussions and understandings with respect thereto.

12. Miscellaneous.

(a) Construction. All references in this Registration Rights Agreement to Sections, subsections and other subdivisions refer to the corresponding Sections, subsections and other subdivisions of or to this Registration Rights Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Sections, subsections or other subdivisions of this Registration Rights Agreement are for convenience only, do not constitute any part of this Registration Rights Agreement, and shall be disregarded in construing the language hereof. The words “this Registration Rights Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import refer to this Registration Rights Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section” and “this subsection” and words of similar import refer only to the Section or subsection hereof in which such words occur. The word “or” is not exclusive, and the word “including” (in its various forms) shall be deemed in each case to be followed by the words “without limitation” (regardless of whether such words or similar words actually appear). Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

(b) Notice. All notices, requests, waivers, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, sent, provided, delivered, received or made (i) when delivered if delivered in person or sent by nationally recognized overnight or second day courier service, (ii) when sent by electronic mail (“e-mail”) to the party to be notified, (iii) three (3) Business Days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested), addressed to the party to be notified or (iv) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified with next-Business Day delivery guaranteed, in each case to the respective parties as follows:

if to the Company, addressed to:

Forum Energy Technologies, Inc.

10344 Sam Houston Park Drive, Suite 300

Houston, Texas 77064

Attention: John Ivascu

E-mail: john.ivascu@f-e-t.com

with a copy to:

Kirkland & Ellis LLP 609 Main Street

Houston, Texas 77002

Attention: Julian Seiguer; Bryan Flannery

E-mail: julian.seiguer@kirkland.com

bryan.flannery@kirkland.com

if to any Holder, addressed to:

the address or e-mail address set forth for such Holder at the address or e-mail address shown for it beside its signature (or, in the case of any Holder that becomes a party hereto after the date hereof, the address or e-mail address set forth in the acknowledgement and agreement executed and delivered by such Holder pursuant to Section 9), or to such other place and with such other copies as any party hereto may designate as to itself by written notice to the others in accordance with this Section 12(b).

(c) No Lock-Up. For the avoidance of doubt and notwithstanding anything contained in this Registration Rights Agreement, in no event will any officer or director of the Company be obligated to enter into any lock-up or similar agreement in connection with any offer or sale effected pursuant to this Registration Rights Agreement unless (i) such individual owns securities that are included in such offer and sale or (ii) the managing underwriters advise the Company that, in their opinion, the failure to do so would preclude the Holders from effecting a Piggyback Takedown, in which case the Company shall use commercially reasonable efforts to cause each of its officers and directors as may be reasonably requested by the managing underwriters to enter into a lock-up or similar agreement in a form consistent with that used in connection with prior offerings by the Company (including with respect to permitted exceptions as to stock options and 10b5-1 trading plans).

(d) Binding Effect. This Registration Rights Agreement is binding on and inures to the benefit of the Parties and their respective heirs, legal representatives, successors, and assigns.

(e) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. THE COMPANY AND EACH HOLDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE COURT OF CHANCERY AND ANY STATE APPELLATE COURT THEREFROM WITHIN THE STATE OF DELAWARE (UNLESS THE DELAWARE COURT OF CHANCERY SHALL DECLINE TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, IN WHICH CASE, OF ANY DELAWARE STATE OR FEDERAL COURT WITHIN THE STATE OF DELAWARE), AND ANY JUDICIAL PROCEEDING BROUGHT AGAINST THE COMPANY OR ANY HOLDER WITH RESPECT TO ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR ANY

MATTER RELATED HERETO SHALL BE BROUGHT ONLY IN SUCH COURTS. THE COMPANY AND EACH HOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY AND EACH HOLDER HEREBY CONSENT TO PROCESS BEING SERVED IN ANY SUCH PROCEEDING BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 12(b), OR IN ANY OTHER MANNER PERMITTED BY LAW. THE COMPANY AND EACH HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

(f) Severability. If any provision of this Registration Rights Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Registration Rights Agreement and the application of that provision to other Persons or circumstances shall not be affected thereby and that provision shall be enforced to the greatest extent permitted by Law. Furthermore, in lieu of each such invalid or unenforceable provision, there shall be added automatically as a part of this Registration Rights Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(g) Counterparts. This Registration Rights Agreement may be executed in any number of counterparts, including facsimile or PDF signature, with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(h) Section Headings. Headings contained in this Registration Rights Agreement are inserted only as a matter of convenience and in no way define, limit, or extend the scope or intent of this Registration Rights Agreement or any provisions hereof.

(i) Cumulative Rights. The rights of the Parties under this Registration Rights Agreement are cumulative and in addition to all similar and other rights of such parties under other agreements.

(j) Further Assurances. In connection with this Registration Rights Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Registration Rights Agreement and those transactions.

(k) Amendments and Waivers. The provisions of this Registration Rights Agreement may only be amended by the written consent of (i) the Company, (ii) the Holders that hold at least 50% of the Registrable Securities then held by all Holders, and (iii) the Holders that are, or are Affiliates of, DDJ or MacKay and that hold more than 66.67% of the Registrable Securities then held by all of such Holders; provided, however, that any party may give a waiver as to itself. No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms. The Holders acknowledge and agree that any Person that becomes a Holder shall have the rights and obligations set forth in this Registration Rights Agreement and that such Person becoming a Holder shall be deemed not to be an amendment to this Registration Rights Agreement.

(l) Termination. The provisions of this Registration Rights Agreement, and the obligations contained herein, shall terminate with respect to any Holder and be of no further force or effect when all Registrable Securities held by such Holder no longer constitute Registrable Securities or such Holder ceases to be a “Holder” as defined herein; provided that the provisions of Section 7 and this Section 12 of this Registration Rights Agreement shall survive any such termination.

(m) Removal of Legend. The Company, at its sole cost, shall remove any legend ordinarily included on restricted securities of the Company (or instruct its transfer agent to so remove such legend) from the certificates or book-entries evidencing Registrable Securities if such Common Stock (i) is sold pursuant to an effective registration statement under the Securities Act, (ii) is sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company) or (iii) is eligible for sale under Rule 144. Each Holder agrees to provide the Company, its counsel and/or the transfer agent with evidence reasonably requested by it in order to cause the removal of such legend, including, as may be appropriate, any information the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company and regarding the length of time the Common Stock has been held. Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will use commercially reasonable efforts to, no later than three (3) Business Days following the delivery by a Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing the Common Stock (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any representation letter or certification as may be requested by the Company, deliver or cause to be delivered to such Holder a certificate or instrument (as the case may be) representing such Common Stock that is free from all restrictive legends.

(n) Remedies; Specific Performance. Any Person having rights under any provision of this Registration Rights Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Registration Rights Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Registration Rights Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance, injunctive relief and/or other equitable remedies (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Registration Rights Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Registration Rights Agreement (each of which elements the Parties admit). The Parties further agree and acknowledge that each and every obligation applicable to it contained in this Registration Rights Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. The right of specific performance, injunctive relief and other equitable remedies is an integral part of the transactions contemplated by this Agreement. All rights and remedies existing under this Registration Rights Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Registration Rights Agreement or otherwise.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Registration Rights Agreement as of the date first written above.

FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ D. Lyle Williams
Name: D. Lyle Williams
Title:	Executive Vice President and Chief
Financial Officer

Signature Page to Registration Rights Agreement

INITIAL HOLDER:

Additional signature pages on file with the Company.

Signature Page to Registration Rights Agreement